EXHIBIT (k)

Teachers Insurance and Annuity Association of America College Retirement and Equities Fund 730 Third Avenue New York, NY 10017-3206 212 490-9000 800 842-2733	George W. Madison Executive Vice President and General Counsel (212) 916-4750

March 9, 2006

Board of Directors

TIAA-CREF Life Insurance Company

730 Third Avenue

New York, New York 10017-3206

Ladies and Gentlemen:

This opinion is furnished in connection with the filing by TIAA-CREF Life Separate Account VLI-1 (the “Account”) of Pre-Effective Amendment No. 1 to the Registration Statement (File No. 333-128699) on Form N-6 under the Securities Act of 1933 for certain flexible premium variable universal life insurance policies (the “Intelligent Life Policies”) issued by the TIAA-CREF Life Insurance Company (“TIAA-CREF Life”) pursuant to the provisions of Section 4240 of the Insurance Laws of the State of New York. The Registration Statement covers an indefinite amount of securities in the form of interests in the Intelligent Life Policies.

I have examined the Charter, Bylaws and other corporate records of TIAA-CREF Life, the Plan of Operations and other organizational records of the Account, and the relevant statutes and regulations of the State of New York. On the basis of such examination, it is my opinion that:

1.	TIAA-CREF Life is a stock life insurance company duly organized and validly existing under the laws of the State of New York.

2.	The Account is a “separate account” of TIAA-CREF Life within the meaning of Section 4240 of the New York Insurance Law, duly established by a resolution of TIAA-CREF Life’s Board of Directors and validly existing under the laws of the State of New York.

3.	To the extent New York State law governs, the Intelligent Life Policies have been duly authorized by TIAA-CREF Life and, when issued as contemplated by the Registration Statement, will constitute legal, validly issued and binding obligations of TIAA-CREF Life enforceable in accordance with their terms, subject, as to enforceability, to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

I hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the reference to my name under the heading “Legal Matters” in the Statement of Additional Information.

Sincerely,

/s/ George W. Madison
George W. Madison
Executive Vice President
and General Counsel